UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2020

QUINSTREET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34628	77-0512121
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

950 Tower Lane, 6th Floor

Foster City, CA 94404

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 578-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	QNST	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

QuinStreet, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders on October 29, 2020. Of the 52,666,943 shares of the Company’s common stock outstanding as of September 1, 2020 (the record date), 44,941,392 shares, or 85.33%, were present or represented by proxy at the meeting. Three proposals were considered at the meeting.

Proposal One. The stockholders elected the Company’s two Class II nominees to the Company’s Board of Directors to each serve for a three-year term, each until his or her successor is duly elected and qualified. The table below presents the results of the election:

Name	For	Withheld	Broker Non-Votes
Matthew Glickman	40,448,052	490,478	4,002,862
Robin Josephs	38,303,011	2,635,519	4,002,862

Proposal Two. The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2021. The table below presents the voting results on this proposal:

For	Against	Abstentions
44,320,842	601,406	19,144

Proposal Three. The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s 2020 Proxy Statement. The table below presents the voting results on this proposal:

For	Against	Abstentions	Broker Non-Votes
40,542,887	367,128	28,515	4,002,862

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUINSTREET, INC.

Dated: October 30, 2020	By:	/s/ Martin J. Collins
Martin J. Collins
Chief Legal and Privacy Officer